PROPERTY TRANSFER AGREEMENT

     This PROPERTY TRANSFER AGREEMENT (this "Agreement") dated as of February 1, 2002, is made by and between Lawrence Nieters and Joell Nieters, individual ("Shareholders"), and Dakota Imaging, Inc., a North Dakota corporation (the "Corporation").

                                  RECITALS

      WHEREAS, Dakota Imaging, Inc., a North Dakota Corporation, has entered into a merger agreement with Voyager Ventures, Inc., a Nevada corporation, on the 4th day of February, 2002 (the "Merger") pursuant to that certain Agreement and Plan of Merger dated February 1, 2002 (the "Merger Agreement"); and

      WHEREAS, the surviving corporation, Dakota Imaging, Inc., at a date subsequent to the Merger will change its corporate name; and

      WHEREAS, the Corporation owns certain assets and property set forth on Exhibit A attached hereto associated with the business conducted by the Corporation prior to the Merger (hereinafter collectively referred to as the "Assets"); and

       WHEREAS, pursuant to Section 5.3(c) of the Merger Agreement, Shareholders agreed to the cancellation of the Nine Million Four Hundred
Thousand (9,400,000) shares of the Corporation's Common Stock held by the Shareholders (the "Shares"), effective as of the Closing (as such term is defined in the Merger Agreement) of the Merger, in exchange for the transfer of those certain assets as set forth on Exhibit A.

      NOW, THEREFORE, in consideration of the foregoing recitals, the following mutual covenants and agreements, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, the Corporation and Shareholder hereby agree as follows:

                                  AGREEMENT

1. Assignment and Transfer by The Corporation. Subject to the terms and conditions of this Agreement, the Corporation hereby transfers, assigns and conveys to Shareholder all rights, title and interest in and to the Assets, subject to all liens and encumbrances against such assets.

2.   Acceptance by Corporation.    Shareholder hereby agrees to and shall:
(a) execute the Assignment of Shares Separate From Certificate, substantially in the form attached hereto as Exhibit B, and assigns the Shares to the Corporation for cancellation as of the Closing as provided in the Merger Agreement.

3.    Representations  and Warranties of Shareholder.   The  Shareholder
represents and warrants to the Corporation as follows:

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(a)  The Shareholders possesses all ownership rights in and to the Shares and no other person has any rights therein or thereto.

(b) The Shareholder has paid in full all taxes, levies and other assessments of any kind to which any of the Shares are subject.

(c) No consent, approval, notice or filing pursuant to applicable law (including, without limitation, any community property law) or otherwise is required to be made or to be obtained from any person not a party to this Agreement in connection with the transactions contemplated by this Agreement, except such consents, approvals, notices or filings as have already been made or obtained on or prior to the date hereof.

(d) Shareholders accept the assets subject to encumbrances and liens against such assets.

(e) Shareholders agree to indemnify Dakota to the fullest extent permitted by applicable law against all losses, expenses (including reasonable attorneys' fees and expenses), claims, damages or liabilities based on, or arising out of the leases, liens, or encumbrances related to the Assets or
(ii) based on, arising out of or pertaining to the transactions contemplated by this Agreement.

4. Tax Consequences. Shareholder will look solely to, and rely upon, his own advisors with respect to the tax consequences of this transaction.

5.    Assignment.   This Agreement may not be changed,  supplemented  or
otherwise modified except by a writing signed by the parties hereto.

6. Notices. Any notice to be given under this Agreement shall be in writing and shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, registered or certified, postage prepaid and properly addressed to the party entitled to such notice at the address indicated below such party's signature line on this Agreement or at such other address as such party may designate by ten (10) days' advance written notice under this section to all other parties to this Agreement.

7. No Waiver. The failure of any party at any time to enforce performance by another party of any provision of this Agreement shall in no way affect the party's rights to enforce that performance, nor shall the waiver by any party of any breach of any provision of this letter agreement be deemed to be a waiver by that party of any other breach of that provision or any other provision of this Agreement.

8. Cancellation of Shares. Upon the cancellation of the Shares pursuant to the transactions contemplated by the Merger Agreement, Shareholder shall no longer have any rights as a holder of such Shares, and the Corporation shall be deemed the owner and holder of such shares, whether or not the certificate or certificates therefor have been delivered as required by the Merger Agreement.

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9.   Shareholder Undertaking.  Shareholder hereby agrees to take whatever additional action and execute whatever additional documents the Corporation may deem necessary or advisable in order to carry out or effect one or more of the obligations of this Agreement.

10. Governing Law. This Agreement shall be governed by, construed under and enforced in accordance with, the laws of the State of Nevada, as such laws are applied to contracts entered into and performed in such State without resort to that State's conflict-of-laws provisions.

11. Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and Shareholder and Shareholder's legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person shall have become a party to this Agreement and have agreed in writing to join herein and be bound by the terms and conditions hereof.

12.   Counterparts.   This  Agreement may be executed  in  one  or  more
counterparts.   Each such counterpart shall be deemed to be an  original  and all such counterparts shall together constitute one and the same instrument.

13. Captions. The captions and headings of the sections included in this Agreement are inserted for convenience only and are not intended to affect the meaning or interpretation of this Agreement.

14. Entire Agreement. This instrument contains the entire agreement of the parties relating to the rights granted and obligations assumed in this instrument. Any oral representations or modifications concerning this instrument shall be of no force or effect unless contained in a subsequent written modification signed by the party to be charged.

15. Attorneys' Fees. If any legal action, arbitration or other proceeding is brought for the enforcement of this Agreement, or because of any alleged dispute, breach, default or misrepresentation in connection with this Agreement, the successful or prevailing party shall be entitled to recover actual attorneys' fees (including fees for paraprofessionals and similar personnel and disbursements) and other costs it incurs in that action or proceeding, in addition to any other relief to which it may be entitled. The parties agree that actual attorneys' fees shall be based on the attorneys' fees actually incurred (based on the attorneys' customary hourly billing rates) rather than the court or arbitrator making an independent inquiry concerning reasonableness.

16. Remedies Cumulative. The remedies of each party contained in this Agreement are cumulative and shall not exclude or diminish any other remedies to which such party may be lawfully entitled.

17. Dispute Resolution. All claims, disputes and other matters in controversy ("Dispute") arising directly or indirectly out of or related to this Agreement, or the breach thereof, whether contractual or noncontractual,

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and whether during the term or after the termination of this Agreement, shall be resolved exclusively according to the procedures set forth in this Section.

(a) Neither party shall commence an arbitration proceeding pursuant to the provisions of paragraph (b) below unless such party shall first give a written notice (a "Dispute Notice") to the other party setting forth the nature of the Dispute. The parties shall attempt in good faith to resolve the Dispute by mediation under the American Arbitration Association Commercial Mediation Rules in effect on the date of the Dispute Notice. If the parties cannot agree on the selection of a mediator within twenty (20) days after delivery of the Dispute Notice, the mediator shall be selected by the American Arbitration Association. If the Dispute has not been resolved by mediation within sixty (60) days after delivery of the Dispute Notice, then the Dispute shall be determined by arbitration in accordance with the provisions of subparagraph (b) below.

(b)  Any Dispute that is not settled by mediation as provided in paragraph
(a) above shall be resolved by arbitration before a single arbitrator appointed by the American Arbitration Association or its successor in Clark County. The determination of the arbitrator shall be final and absolute. The arbitrator shall be governed by the duly promulgated rules and regulations of the American Arbitration Association or its successor then in effect, and the pertinent provisions of the laws of the State of Nevada relating to arbitration. The decision of the arbitrator may be entered as a final judgment in any court of the State of Nevada or elsewhere.

                          [signature page follows]

     IN WITNESS WHEREOF, each of Shareholder and the Corporation has executed this Agreement as of the date first above written.


CORPORATION:                  Dakota Imaging, Inc.,
                              a North Dakota corporation


                              /S/ Lawrence Nieters
                              Lawrence Nieters, President & CEO

                                   Address:
                                   3727 Kingston Drive
                                   Bismarck, North Dakota 58503


SHAREHOLDERS:
                              /S/ Lawrence Nieters
                              Lawrence Nieters

                              /S/ Joel Nieters
                              Joell Nieters


                               SPOUSAL CONSENT

      The undersigned, the spouse of Lawrence Nieters, does hereby consent to the terms and provisions of this Agreement dated February 1, 2002, to which this Spousal Consent is attached. I hereby certify that I had read the foregoing Agreement; that I understand the terms thereof; that I have been advised of my property rights therein; and that I agree to be bound and to sell, assign and transfer any interest I may have under the provisions thereof.

Dated: February 1, 2002            /S/Lawrence Nieters


                               SPOUSAL CONSENT

     The undersigned, the spouse of Joell Nieters, does hereby consent to the terms and provisions of this Agreement dated February 1, 2002, to which this Spousal Consent is attached. I hereby certify that I had read the foregoing Agreement; that I understand the terms thereof; that I have been advised of my property rights therein; and that I agree to be bound and to sell, assign and transfer any interest I may have under the provisions thereof.


Dated: February 1, 2002                 /S/ Joel Nieters

                                  EXHIBIT A

                            DESCRIPTION OF ASSETS


          The property assets of Dakota Imaging, Inc. which were owned and used by Dakota Imaging, Inc. and/or the directors and officers of Dakota Imaging, Inc. prior to the Merger as follows:

1.   Ultrasound Equipment-This equipment is subject to a long-term lease.
The current lease expires in July 2004 and requires monthly payments of $4,354 plus sales tax. At the expiration of the lease, the lessee has the option of returning the equipment to the lessor.
2. GMAC 97' Astro Van subject to a note dated December 20, 1996. The note calls for an interest rate of 3.9% with monthly payments of interest and principal of $515.24 maturing on January 4, 2002.
3. GMAC 2000' Chev Flletside Truck subject to note dated March 18, 2000. The note calls for an interest rate of 12% with monthly payments of interest and principal of $555.44 and maturing on March 18, 2003 with a balloon payment of $18,903 due at maturity.
4. GMAC 2002' Chev Flletside Truck subject to a note dated October 4, 2001. The note calls for a 0% interest rate with monthly payments of interest and principal of $297.90 and maturing on November 18, 2004.
5. GMAC 2001' Chev Astro Van subject to a noted dated August 28, 2001. The note calls for an interest rate of 2.8% with monthly payments of interest and principal of $356.20 maturing in October 2006.
6.   All assets in the Raymond James account.  Account #50285878
7.   All inventory and misc. equipment belonging to Dakota Imaging.
8.   1991 Ford Club Wagon Van.

                                  EXHIBIT B

               ASSIGNMENT OF SHARES SEPARATE FROM CERTIFICATE

     FOR VALUE RECEIVED Lawrence Nieters hereby sells, assigns and transfers unto Dakota Imaging, Inc. (the "Corporation"), ____ Million ___ Hundred and
___ Thousand (_________) shares of the Common Stock of the Corporation standing in the name of Lawrence Nieters on the books of the Corporation represented by Certificate No. ________ herewith and does hereby irrevocably constitute and appoint Gregg Giuffria as Attorney to transfer the said stock on the books of the Corporation with full power of substitution in the premises.


Dated: February 1, 2002            /S/ Lawrence Nieters
                                   Lawrence Nieters



     FOR VALUE RECEIVED Joell Nieters hereby sells, assigns and transfers unto Dakota Imaging, Inc. (the "Corporation"), ____ Million ___ Hundred and
___ Thousand (_________) shares of the Common Stock of the Corporation standing in the name of Joell Nieters on the books of the Corporation represented by Certificate No. ________ herewith and does hereby irrevocably constitute and appoint Gregg Giuffria as Attorney to transfer the said stock on the books of the Corporation with full power of substitution in the premises.


Dated: February 1, 2002            /S/ Joell Nieters
                                   Joell Nieters


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